Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR

tw telecom holdings inc.

OFFERS FOR ALL OUTSTANDING

5.375% SENIOR NOTES DUE 2022

AND

6.375% SENIOR NOTES DUE 2023

IN EXCHANGE FOR

5.375% SENIOR NOTES DUE 2022

AND

6.375% SENIOR NOTES DUE 2023

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED,

This form or one substantially equivalent hereto must be used to accept the Exchange Offers of tw telecom holdings inc. (the “Issuer”) made pursuant to the prospectus dated             , 2013 (the “Prospectus”), if certificates for any of the Issuer’s 5.375% Senior Notes due 2022 (the “2022 Old Notes”) or 6.375% Senior Notes due 2023 (the “2023 Old Notes” and, together with the 2022 Old Notes, the “Old Notes”), which were issued in a private offering on August 26, 2013, are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wells Fargo Bank, N.A., as exchange agent (the “Exchange Agent”), prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offers. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offers, a completed, signed and dated letter of transmittal (or facsimile thereof) must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Holders of Old Notes who have previously validly delivered a notice of guaranteed delivery pursuant to the procedures outlined above and as further described in the Prospectus are not required to use this form. Holders of Old Notes who have previously validly tendered Old Notes for exchange or who validly tender Old Notes for exchange in accordance with this Notice may withdraw any Old Notes so tendered at any time prior to the Expiration Date. See the Prospectus under the heading “The Exchange Offers” for a more complete description of the tender and withdrawal provisions. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

The Exchange Agent for the Exchange Offers:

Wells Fargo Bank, N.A.

By Registered/Certified Mail:	By Hand:	By Overnight Courier or Regular Mail:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.

Corporate Trust Operations	Corporate Trust Services	Corporate Trust Operations

MAC N9303-121	Northstar East Building – 12th Floor	MAC N9303-121

P.O. Box 1517	608 Second Avenue South	6th St. & Marquette Avenue

Minneapolis, MN 55480	Minneapolis, MN 55402	Minneapolis, MN 55479

or by facsimile at (612) 667-6282

to confirm by telephone or for information at (800) 344-5128

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of 2022 Old Notes and/or 2023 Old Notes set forth below pursuant to the guaranteed delivery procedure described in “The Exchange Offers—Guaranteed Delivery Procedures” section of the Prospectus.

Class of Old Notes Tendered	Certificate No. (if available)	Total Principal Amount Represented by Old Note Certificate(s)	Total Principal Amount of Old Notes Tendered*
5.375% Senior Notes due 2022
6.375% Senior Notes due 2023

If Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Account Number:

______________________

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

*	Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

PLEASE SIGN HERE

X

X
Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(s)

Name(s):

Capacity:

Address(es):

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offers-Guaranteed Delivery Procedures” section of the Prospectus, together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Name of Firm	Authorized Signature

Address	Title

Name:

Zip Code	(Please Type or Print)

Area Code and Phone No.:	Dated:

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.